Exhibit 10.1

THIRD MODIFICATION TO PROMISSORY NOTE

THIS THIRD MODIFICATION TO PROMISSORY NOTE (this “Third Note Modification”) is made and entered into on the day and year last below written by and between APPALACHIAN BANCSHARES, INC., a Georgia corporation (“Borrower”), and THE PARK AVENUE BANK, a Georgia banking corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower is the maker under that certain Promissory Note made payable to the order of Lender, dated November 21, 2007, as amended by that certain First Modification to Promissory Note, dated November 21, 2008 and that certain Second Modification to Promissory Note, dated May 20, 2009 (collectively, the “Note”), which Note evidences a loan from Lender to Borrower in the current principal amount of FOUR MILLION NINE HUNDRED SIXTY TWO THOUSAND ONE HUNDRED FIVE AND 63/100 DOLLARS ($4,962,105.63) (“Loan”); and

WHEREAS, the Loan is further evidenced and secured by that certain Loan and Stock Pledge Agreement dated November 21, 2007 between Borrower and Lender, as amended by that certain First Amendment to Loan and Stock Pledge Agreement, dated November 21, 2008, that certain Second Amendment to Loan and Stock Pledge Agreement, dated as May 20, 2009 and that certain Third Amendment and Restatement of Loan and Stock Pledge Agreement, dated as of the date hereof (collectively, the “Pledge Agreement”), and by certain other documents and instruments executed and delivered in connection with the Loan transaction to further evidence and/or secure the Loan (the Note, the Pledge Agreement and said other documents and instruments being hereinafter referred to collectively as the “Loan Documents”); and

WHEREAS, Lender is the current holder of the Note, the Pledge Agreement and the other Loan Documents; and

WHEREAS, Borrower and Lender are desirous of entering into this Third Note Modification for the purpose of (i) extending the Maturity Date of the Note to July 30, 2010; and (ii) amending and modifying certain of the other terms and provisions of the Note.

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), the premises and covenants herein contained, and other good and valuable consideration in hand received by each party from the other, the receipt, adequacy and sufficiency of which is hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

1. The Note is hereby amended and modified as follows:

(a)	The term “Loan Agreement” shall mean that Loan and Stock Pledge Agreement entered into by and by and between Maker and Payee, dated November 21, 2007, as amended by that certain First Amendment to Loan and Stock Pledge Agreement, dated November 21, 2008, that certain Second Amendment to Loan and Stock Pledge Agreement, dated as of May 20, 2009 and that certain Third Amendment and Restatement of Loan and Stock Pledge Agreement, dated as of the July 30, 2009.

(b)	The term “Maturity Date” is amended and modified to substitute the date “July 30, 2010” for the date “March 21, 2009” therein.

(c)	The following paragraph shall be deleted:

“Subject to the terms and conditions of the Loan Agreement, the Lender will make advances of the principal amount hereunder as requested from time to time by the Borrower. Each such advance will reduce the remaining commitment to lend hereunder and repayments of advances shall permit the Borrower to receive a re-advance of such funds.”

and replaced with the following:

“Subject to the terms and conditions of the Loan Agreement, the Lender will make advances of the principal amount hereunder as requested from time to time by the Borrower. Each such advance will reduce the remaining commitment to lend hereunder. As of July 30, 2009, the Note has been fully drawn and no additional future advances of principal are available under the Note.”

(d)	The following sentence shall be deleted from the third paragraph on page 2 of the original Promissory Note:

“Interest shall be payable in arrears as of the end of each calendar quarter with the first payment of interest being payable on January 15, 2008 and the 15th day of the month of each calendar quarter thereafter.”

and replaced with the following:

“Beginning on July 30, 2009 and continuing thereafter, interest shall be payable in arrears with interest being payable on August 30, 2009 and the 30th day of each calendar month thereafter except February where interest is due on the 28th.”

(e)	The following shall be added: “This Note is secured by the pledge of 1,000 shares of Appalachian Community Bank, F.S.B. common stock having a par value of $0.01 per share pursuant to the terms of the Loan Agreement.”

2. This Third Note Modification is executed solely for the purpose of modifying and amending the Note, and nothing contained in this Third Note Modification shall be deemed to constitute a novation of the Note, the other Loan Documents or of the indebtedness evidenced and secured thereby. With reference thereto, Borrower and Lender hereby further expressly acknowledge and agree that the Pledge Agreement and the other Loan Documents shall remain in full force and effect following the date of this Third Note Modification, and that said execution and delivery shall not in any way adversely affect the lien or existing priority of either the Pledge Agreement or any of the other Loan Documents.

3. Borrower hereby acknowledges, ratifies and confirms all of its obligations as set forth in the Note and hereby agrees to perform, comply with and abide by each and every one of the covenants, agreements, conditions, stipulations, terms and provisions contained therein, as amended and modified by this Third Note Modification, and nothing contained herein shall otherwise invalidate, impair or release any covenant, condition, agreement or stipulation contained in the Note. Upon execution of this Third Note Modification, this Third Note Modification shall be incorporated into, shall be annexed to, and shall become a part of the Note, and, as of such date, all references to the Note contained in the Pledge Agreement and the other Loan Documents shall thereafter be deemed to refer to the Note, as amended and modified by this Third Note Modification.

[SIGNATURES CONTAINED ON FOLLOWING TWO PAGES]

IN WITNESS WHEREOF, Borrower and Lender have executed this Third Amendment under seal as of the 30th day of July, 2009.

LENDER:

THE PARK AVENUE BANK

By:	/s/ R. Wesley Fuller
Name:	R. Wesley Fuller
Title:	Executive Vice President

[BANK SEAL]

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

BORROWER:

APPALACHIAN BANCSHARES, INC.

By:	/s/ Tracy R. Newton
Name:	Tracy R. Newton
Title:	President and Chief Executive Officer

Attest:	/s/ Regina C. Todd
Name:	Regina C. Todd
Title:	Secretary

[CORPORATE SEAL]